Exhibit 99.3

CERTIFICATE OF MERGER
OF
CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC
WITH AND INTO
CAESARS GROWTH PROPERTIES HOLDINGS, LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited liability company formed and existing under the laws of the State of Delaware does hereby certify the following information:
FIRST: The name, jurisdiction of formation or organization and type of entity of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization	Type of Entity
Caesars Entertainment Resort Properties, LLC	Delaware	Limited Liability Company
Caesars Growth Properties Holdings, LLC	Delaware	Limited Liability Company
SECOND: An Agreement and Plan of Merger, dated as of December 21, 2017 (the “Merger Agreement”), has been approved and executed by (i) Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company (the “Non-Surviving LLC”), and (ii) Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (the “Surviving LLC”), in accordance with Section 18-209 of the DLLCA.
THIRD: The name of the surviving domestic limited liability company is Caesars Growth Properties Holdings, LLC. The name of the Surviving LLC shall be amended as provided in Article Fourth below.
FOURTH: The Amended and Restated Certificate of Formation of the Surviving LLC, which was filed with the Secretary of State of the State of Delaware on May 5, 2014 (the “Surviving LLC Certificate of Formation”), is hereby amended to change the name of the Surviving LLC from “Caesars Growth Properties Holdings, LLC” to “Caesars Resort Collection, LLC”. All references in the Surviving LLC Certificate of Formation to “Caesars Growth Properties Holdings, LLC” are hereby amended to refer to “Caesars Resort Collection, LLC”.
FIFTH: The merger of the Non-Surviving LLC into the Surviving LLC shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.
SIXTH: The executed Merger Agreement is on file at a place of business of the Surviving LLC located at One Caesars Palace Drive, Las Vegas, Nevada 89101.
SEVENTH: A copy of the executed Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of the Surviving LLC and any member of the Non-Surviving LLC.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Caesars Growth Properties Holdings, LLC, a Delaware limited liability company, has caused this Certificate of Merger to be duly executed as of this 22nd day of December, 2017.

CAESARS GROWTH PROPERTIES HOLDINGS, LLC
By: Caesars Growth Properties Parent, LLC its sole member and authorized person
By: Caesars Growth Partners, LLC its sole member
By: Caesars Entertainment Corporation its managing member

By:	/s/ Eric Hession
	Name:	Eric Hession
	Title:	Executive Vice President and Chief Financial Officer, Treasurer